UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): November 12, 2015

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

Effective November 12, 2015, PetroShare Corp. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Noble Financial Capital Markets ("Noble"), providing for the offer and sale in a firm commitment offering of 4,260,000 shares of the Company's common stock (the "Common Stock"), at a public offering price of $1.00 per share of Common Stock. The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-1 (File No. 333-198881), which was declared effective by the Securities and Exchange Commission on November 12, 2015. The Company has agreed to sell the shares of Common Stock to Noble at a price of $0.90 per share, the difference in price from the public offering price reflecting the compensation payable to Noble. The Company also has agreed to issue to Noble a warrant to purchase up to 255,600 shares of common stock, exercisable at a price of $1.25 per share, subject to certain adjustments, beginning 180 days from November 12 and for a period of five years thereafter. The Company expects the offering to close on or about November 19, 2015.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and Noble, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, the Company and each of its officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of 180 days after the date of the final prospectus relating to the offering without the prior written consent of Noble.

The Underwriting Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

(d)                  Exhibits.  The following exhibits are filed or furnished with this report:

1.1	Underwriting Agreement between PetroShare Corp. and Noble Financial Capital Markets, dated November 12, 2015.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: November 16, 2015	By: /s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement between PetroShare Corp. and Noble Financial Capital Markets, dated November 12, 2015.